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                         SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into this ____ day of February, 2000 by and between XML - GLOBAL TECHNOLOGIES, INC., a Colorado corporation, ("Company") and TOMASOVICH FAMILY TRUST, ("Buyer").

                             W I T N E S S E T H:

     WHEREAS, Company and Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D" as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Securities Act") and/or Section 4(2) of the Securities Act; and

     WHEREAS, Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of Common Stock, $.0001 par value per share of Company (the "Common Stock"), and Common Stock purchase warrants (the "Warrants") upon the terms and subject to the conditions of this Agreement (the Common Stock and the Warrants sometimes referred to herein as the "Securities").

     NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   AGREEMENT TO PURCHASE.

          a. Units. Buyer hereby unconditionally and irrevocably agrees to purchase from the Company five hundred thousand (500,000) Units (the "Units"), at a price of $1.00 per Unit, for an aggregate purchase price of $500,000. Each Unit consists of one (1) share of the Company's Common Stock and one (1) Warrant (the "Warrant").

          b.   Warrants.  Each Warrant shall entitle the Buyer to purchase one
(1) additional share of Common Stock at an exercise price of $4.00 per share. Each Warrant shall be exercisable until December 31, 2000.

          c. Payment. Buyer shall pay the purchase price for the Units within forty-five (45) days of the date of this Agreement.

     2. BUYER REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to, and covenants and agrees with, Company as follows:

          a. Buyer is purchasing the Securities and will be acquiring the shares of Common Stock issuable upon exercise of the Warrants for its own account for investment only and not with a view towards the public sale or distribution thereof;

          b. Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(7), and (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities;

          c. All subsequent offers and sales of the Securities and the shares of Common Stock issuable upon exercise of the Warrants (the "Shares" or "Common Stock") by Buyer shall be made pursuant to registration of the Shares under the Securities Act or pursuant to an exemption from registration;

          d. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Company is relying upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities and to receive an offer of the Shares;

          e. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Company and materials relating to the offer and sale of the Securities which have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of Company and have received complete and satisfactory answers to any such inquiries.

          f. Buyer understands that its investment in the Securities involves a high degree of risk;

          g. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

          h. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          i. Neither Buyer, nor any affiliate of Buyer, will enter into, any put option, short position, or other similar position with respect to the Securities or the Shares.

     3. COMPANY REPRESENTATIONS AND WARRANTIES. Company represents and warrants to Buyer that:

          a.   Concerning the Shares.   There are no preemptive rights of any
stockholder of Company, as such, to acquire the Common Stock.

          b. Reporting Company Status. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure to so qualify would not have a material and adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of Company. Company has registered its Common Stock pursuant to
Section 12 of the Exchange Act.

          c. Authorized Shares. Company has sufficient authorized and unissued Shares as may be reasonably necessary to effect the exercise of the Warrants. The Shares have been duly authorized and, when issued upon exercise of the Securities, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

          d. Securities Purchase Agreement. This Agreement, and the transactions contemplated thereby, have been duly and validly authorized by Company, this Agreement has been duly executed and delivered by Company and this Agreement is the valid and binding agreement of Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Securities will be duly and validly authorized and, when executed and delivered on behalf of Company in accordance with this Agreement, will be a valid and binding obligation of Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

          e. Non-contravention. The execution and delivery of this Agreement by Company, the issuance of the Securities, and the consummation by Company of the other transactions contemplated by this Agreement, do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) to its knowledge, order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein. Company is not in violation of any material laws, governmental orders, rules, regulations or ordinances to which its property, real, personal, mixed, tangible or intangible, or its businesses related to such properties, are subject.

          f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by Company for the issuance and sale of the Securities to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

          g. SEC Documents, Financial Statements. The Common Stock of Company is registered pursuant to Section 12(g) of the Exchange Act. Buyer has had the opportunity to obtain on Buyer's behalf true and complete copies of the SEC Documents (except for exhibits and incorporated documents). Company has not provided to Buyer any information which, according to applicable law, rule or regulation, should have been disclosed publicly by Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

               As of their respective dates, all of Company's reports, statements and other filings with the Commission (the "SEC Documents") complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business or financial condition of Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, this Agreement or any of such other documents.

          i. Absence of Events of Default. No Event of Default, as defined in the respective agreement to which Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a material adverse effect on Company's financial condition or results of operations.

          j. Capitalization. The authorized capital stock of the Company consists entirely of 500,000,000 shares of Common Stock having a par value of $.0001 per share and 100,000,000 shares of Preferred Stock having a par value of $.01 per share. As of the date of this Agreement, 20,830,000 shares of Common Stock and no shares of Preferred Stock are issued and outstanding. In addition, there are issued and outstanding options and warrants exercisable to purchase, in the aggregate, 6,660,000 shares of Common Stock. Other than the foregoing, there are no other equity securities of the Company authorized, issued or outstanding, and there are no authorized, issued or outstanding subscriptions, options, warrants, contracts, calls, commitments or other purchase rights of any nature or character relating to any of the Company's capital stock, equity securities, debt or other securities convertible into stock or equity securities of the Company.

     4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

          a. Transfer Restrictions. Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the Securities Act and are not being registered under the Securities Act, and may not be transferred unless (A) subsequently registered thereunder or (B) Buyer shall have delivered to Company an opinion of counsel, reasonably satisfactory in form, scope and substance to Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder; and (3) neither Company nor any other person is under any obligation to register the Securities under the Securities Act or to comply with the terms and conditions of any exemption thereunder.

          b. Restrictive Legend. Buyer acknowledges and agrees that the Securities issued to Buyer shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Securities):

          THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

          c. Filings. Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to Buyer promptly after such filing.

          d. Reporting Status. So long as Buyer beneficially owns any of the Securities, Company shall file all reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     5.   REGISTRATION RIGHTS.

          a. Subject to the various provisions of this paragraph, if at any time within one (1) year of the date of this Agreement the Company proposes to register any of its Common Stock under the Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of the Common Stock issued as part of the Units or issuable upon exercise of the Warrants (hereafter collectively the "Registrable Securities"), the Company shall promptly give Buyer written notice of such determination, and the Company, subject to the provisions of this Paragraph 6, shall use its best efforts to cause to be registered under the Act all of the Registrable Securities.

          b. In connection with any offering involving an underwriting of shares being issued by the Company as described in Paragraph 6a above, the Company shall not be required under Paragraph 6a hereof to include Buyer's Registrable Securities in such underwriting unless it accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering by the Company. If the total number of shares of Registrable Securities to be included in such offering is an amount of securities that the underwriters state in their written opinion jeopardizes the success of the offering, the Company shall only be required to include in the offering so many of the shares of Registrable Securities as the underwriters opine (in writing) will not jeopardize the success of the offering, subject to the following provisions and exceptions:

          c. Except as provided in Paragraph 6d below, all limitations on the number of shares of Registrable Securities to be included in the applicable underwriting shall be pro rata with respect to the number of shares of Registrable Securities reserved for issuance pursuant to outstanding Warrants of the same class as the Warrants represented by this Certificate.
If Buyer disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter, and any shares excluded or withdrawn from such underwriting shall be withdrawn from registration.

          d.   Notwithstanding any provision to the contrary elsewhere herein;
(i) if Directors and Officers of the Company elect to include any shares of Common Stock held by them in any registration effected by the Company as described in Paragraph 6a hereof, then such shares, subject to the underwriter's opinion and percentage limitations described in Paragraph 6d(ii) immediately following, shall be considered entitled to "piggyback registration" rights under Paragraph 6c and (ii) if the underwriter for an underwriting contemplated under Paragraph 6a hereof determines that marketing factors permit the registration of securities other than those offered for the Company's account in such underwriting ("Piggybacked Securities"), the registration rights granted elsewhere herein to the Buyer shall apply to such number of the registrable securities requested to be registered by such Directors and Officers.

          e. In connection with the preparation and filing of the Registration Statement, the Company agrees to (i) use its best efforts to cause such Registration Statement to become and remain effective; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective until the Expiration Date; (iii) furnish to the Buyer such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and such other documents as Buyer may reasonably request in order to facilitate the disposition of the shares of Common Stock; and (iv) use its best efforts to register and qualify the shares of Common Stock covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be identified by the warrant Buyers for the distribution of the securities covered by the Registration Statement.

          f. All expenses incurred in connection with the registration, offering and distribution of the shares of Common Stock underlying this Warrant including fees and disbursements of counsel, shall be borne by the Company, including, without limitation, Securities and Exchange Commission filing fees, Blue Sky filing fees, printing costs, accounting fees costs, transfer agent fees, and any other miscellaneous costs and disbursements. Each Buyer participating in the Registration shall be liable for any and all underwriting discounts, brokerage commissions or other fees or expenses incurred in connection with the sale or other disposition by Buyer of the shares of Common Stock covered by the Registration Statement.

          g. To the extent permitted by law, Buyer will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorney's fees and disbursements, which arise out of or are based upon any violation by Buyer of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to Buyer, or arise out of or are based upon any untrue statement or omission of Buyer in this Agreement between the Company and Buyer, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such Registration Statement in reliance upon and in conformity with information furnished by Buyer in writing, expressly for use in connection with such Registration Statement.

          h. To the extent permitted by law, the Company will indemnify and hold harmless Buyer, including its officers, directors, employees, agents, and representatives, against any losses, claims, damages, liabilities, or expenses, including without limitation attorney's fees and disbursements, to which Buyer may become subject under the Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to the Company, or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with such Registration Statement; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such Registration Statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such Registration Statement by Buyer.

          i. Buyer undertakes to comply with all applicable laws governing the distribution of securities in connection with Buyer's sale of Common Stock of the Company acquired pursuant to the exercise of this Warrant, including, without limitation, Regulation M under the Securities Exchange Act of 1934, and to notify the Company of any changes in Buyer's plan of distribution, including the determination of the public offering price and any dealer concession or discount so that the Company can sticker or amend the Registration Statement as the Company deems appropriate in its sole discretion.

     6. GOVERNING LAW: MISCELLANEOUS. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of and County of Boulder, State of Colorado in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.
This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     7. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to the other party thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other party hereto:

          COMPANY:            XML - GLOBAL TECHNOLOGIES, INC.
                              ATTN: Peter Shandro, Chief Executive Officer 1038 Homer Street
                              Vancouver, B.C.  V6B 2W9, Canada
                              Fax No. (604) 717-1107

          with a copy to:     Clifford L. Neuman, Esq.
                              Neuman & Drennen, LLC
                              1507 Pine Street
                              Boulder, Colorado  80302
                              Fax No. (303) 449-1045

          BUYER:              TOMASOVICH FAMILY TRUST
                              600 Wilshire Boulevard, Suite 1410
                              Los Angeles, CA 90017

     8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Company's representations and warranties shall survive the execution and delivery hereof of this Agreement and the delivery of the Securities and the Purchase Price, and shall inure to the benefit of their respective successors and assigns.

     9.   SUCCESSORS AND ASSIGNS.   This Agreement shall be binding upon and
inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

     COMPANY:                 XML - GLOBAL TECHNOLOGIES, INC.


                              By:
                                   ---------------------------------
                                   Authorized Agent


     BUYER:                   TOMASOVICH FAMILY TRUST


                              By:
                                   ---------------------------------
                                   Authorized Agent